Exhibit 99.1

SUPPLEMENT TO THE PROXY STATEMENT/PROSPECTUS

The following information supplements the Joint Proxy Statement/Prospectus of Sterling Bancorp and Astoria Financial Corporation, dated April 28, 2017 and should be read in conjunction with the Joint Proxy Statement/Prospectus, which should be read in its entirety.  All page references in the information below are to pages in the Joint Proxy Statement/Prospectus, and terms used below have the meanings set forth in the Joint Proxy Statement/Prospectus, unless otherwise defined below.  Without admitting in any way that the disclosures below are material or otherwise required by law, Sterling Bancorp and Astoria Financial Corporation make the following supplemental disclosures:

Under the heading "Background of the Merger," the fourth full paragraph on page 47 is modified by deleting the last sentence in its entirety and replacing it with the following:
Party C nevertheless requested a meeting with Astoria's board of directors to discuss a potential business combination.  Party C's letter also did not include a timeline for scheduling and holding a meeting with, and delivering a detailed presentation, to Party C's banking regulators; however, the letter did note that it was in regular communications with its regulators about its strategic goals and that Party C believed those regulators were comfortable with its current plans. In addition, Party C requested that Astoria outline the process and timeline regarding Astoria's exploration of strategic alternatives.  Party C stated in its letter that once Astoria provided these details, Party C would brief its regulators regarding a potential transaction.

Under the heading "Background of the Merger," the first full paragraph on page 48 is modified by adding the following to the end of the first sentence:, including that the standstill restrictions would automatically terminate if Astoria entered into an agreement with a third party providing for an acquisition of a majority of Astoria's voting securities or all or substantially all of Astoria's assets.

Under the heading "Background of the Merger," the fifth full paragraph on page 48 is deleted in its entirety and replaced with the following:
During the exclusivity period, Party C sent a letter to Mr. Redman and Mr. Palleschi to convey Party C's continued interest in a transaction at the previously communicated fixed exchange ratio. Party C indicated in the letter that it had continuing due diligence requirements, and that as a result it was not yet ready to provide a final, definitive proposal. Party C's letter also stated that Party C had multiple conversations with its primary banking regulator for its subsidiary bank but had only scheduled an initial in-person meeting for March 29, 2017 and that it anticipated scheduling another meeting with its bank holding company regulator to occur shortly thereafter; however, the letter did not include a date for such meeting. Nor did Party C's letter include a proposed specific time frame to complete due diligence, sign and announce a transaction or to integrate the two companies; it instead requested additional information from Astoria regarding the process and timeline for Astoria's exploration of strategic alternatives, including a date to submit definitive bids, a date to receive a draft merger agreement and a target date to announce a transaction. Party C also reiterated its request for a meeting with Astoria's board of directors to discuss a potential business combination.

Under the heading "Unaudited Prospective Financial Information of Sterling," the table with the unaudited prospective financial data for Sterling on page 53 is supplemented to include the following additional information:

	Sterling Fiscal Year Ending December 31
Dollar amounts in millions, except for per share amounts:	2017E	2018E	2019E	2020E	2021E	2022E	2023E
Dividends per Share	0.28	0.30	0.33	0.35	0.38
Tangible Book Value per Share	$9.19	$10.47	$11.83	$13.29	$14.87

Under the heading "Opinion of RBC Capital Markets, LLC," the following disclosure supplements the discussion on Page 56 of the Joint Proxy Statement/Prospectus under the heading "Astoria Financial Analysis – Public Company Analysis." The following appears on Page 56 below the bolded text "Astoria at March 3, 2017" and above the paragraph beginning "This analysis produced . . . ."

The specific Price to TBV multiples used for each comparable public company, and the specific DP used for each comparable public company, are identified in the table below:

Comparable Company	P/TBV	DP
New York Community Bancorp	1.98	12.6%
Investors Bancorp Inc	1.45	9.3%
Northwest Bancshares, Inc.	2.21	12.8%
Provident Financial Services	2.13	14.3%
United Financial Bancorp	1.70	7.9%
Dime Community Bancshares Inc	1.57	6.7%
Beneficial Bancorp Inc	1.48	9.8%
OceanFirst Financial Corp.	2.24	12.3%

Under the heading "Opinion of RBC Capital Markets, LLC," the following disclosure supplements the discussion on Pages 56-57 of the Joint Proxy Statement/Prospectus in the section captioned "Astoria Financial Analysis – Selected Transactions Analysis."  The following appears on Page 57 below the bolded text "Astoria at Implied Per Share Merger Consideration" and above the paragraph beginning "This analysis produced . . . ."

The specific Price to TBV multiples used for each precedent transaction, and the specific DP used for each precedent transaction, are identified in the table below:

Precedent Transaction (Buyer / Target / Announce Date)	P/TBV	DP
Toronto-Dominion Bank / Scottrade Bank / October 24, 2016	1.00	0.0%
TIAA Board of Overseers / EverBank Financial / August 8, 2016	1.47	4.5%
KeyCorp / First Niagara Financial Group / October 30, 2015	1.68	6.1%
CIT Group Inc. / IMB HoldCo LLC / July 22, 2014	1.02	0.5%
Umpqua Holdings Corp. / Sterling Financial Corp. / September 11, 2013	1.67	12.7%
M&T Bank Corp. / Hudson City Bancorp Inc. / August 27, 2012	0.85	(2.8%)

Under the heading "Opinion of RBC Capital Markets, LLC," the following disclosure supplements the discussion on Page 57 of the Joint Proxy Statement/Prospectus in the section captioned "Discounted Cash Flow Analysis."  The below would appear at the very bottom of Page 57:
The specific discount rates and Price to TBV multiples used in the Astoria Standalone DCF, and the resulting implied per share equity, are identified in the table below:

Astoria Standalone DCF

Discount Rate	1.3x P/TBV	1.4x P/TBV	1.5x P/TBV
9.0%	$15.19	$16.11	$17.03
10.0%	$14.70	$15.58	$16.47
11.0%	$14.23	$15.08	$15.92

The specific discount rates and Price to Earnings multiples used in the Astoria Change in Control DCF, and the resulting implied per share equity, are identified in the table below:

Astoria Change in Control DCF

Discount Rate	16.0x P/E	17.5x P/E	19.0x P/E
9.0%	$32.95	$35.42	$37.88
10.0%	$31.77	$34.14	$36.50
11.0%	$30.65	$32.92	$35.18

Under the heading "Opinion of RBC Capital Markets, LLC," the following disclosure supplements the discussion on Page 58 of the Joint Proxy Statement/Prospectus in the section captioned "Sterling Financial Analysis – Public Company Analysis." The following would appear on Page 58 below the bolded text "Sterling at March 3, 2017" and above the paragraph beginning "The analysis produced . . . ."

The specific Price to TBV multiples used for each comparable company, the specific Price to 2017 EPS multiples used for each comparable company, and the specific DP used for each comparable company are identified in the table below:
Comparable Company	P/TBV	P/17E EPS	DP
People's United Financial Inc.	2.17	20.2	11.1%
Signature Bank	2.47	17.7	16.5%
F.N.B. Corp.	2.42	15.6	12.2%
Webster Financial Corp.	2.81	23.4	17.2%
Valley National Bancorp	2.17	17.9	10.1%
Fulton Financial Corp.	2.10	19.2	11.7%
Community Bank System Inc.	3.44	23.9	27.0%

Under the heading "Unaudited Prospective Financial Information of Astoria," the table with the unaudited prospective financial data for Astoria on page 73 is deleted in its entirety and replaced with the following table:

	Astoria Fiscal Year Ending December 31,
Dollar amounts in millions, except for per share amounts:	2017E	2018E	2019E	2020E	2021E
Net Income	$63	$86	$93	$100	$108
Earnings per Share	$0.62	$0.85	$0.92	$0.99	$1.07
Dividends per Share	0.16	0.16	0.16	0.16	0.16
Tangible Book Value per Share	$14.28	$14.97	$15.73	$16.56	$17.47

Under the heading "Opinion of Sandler O'Neill & Partners, L.P.," the following disclosure amends the third sentence of the first paragraph on page 81 of the Joint Proxy Statement/Prospectus in the section captioned "Net Present Value Analyses".

The terminal values were then discounted to present values using different discount rates ranging from 7.0% to 10.0%, which took into consideration an implied cost of equity of 7.46% derived from a capital asset pricing model-based calculation and were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Astoria common stock.

Under the heading "Opinion of Sandler O'Neill & Partners, L.P.," the following disclosure amends the third sentence of the first paragraph on page 82 of the Joint Proxy Statement/Prospectus in the section captioned "Net Present Value Analyses".

The terminal values were then discounted to present values using different discount rates ranging from 7.0% to 10.0%, which took into consideration an implied cost of equity of 9.16% derived from a capital asset pricing model-based calculation and were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Sterling common stock.

Under the heading "Opinion of Sandler O'Neill & Partners, L.P.," the following disclosure supplements the subsection captioned "Astoria Comparable Company Analysis" on page 78 of the Joint Proxy Statement/Prospectus.

The financial institutions in the Astoria Peer Group with the high and low price/tangible book value percentages were, respectively, Western Alliance Bancorporation (342%) and Flagstar Bancorp, Inc. (120%). The financial institutions in the Astoria Peer Group with the high and low price/LTM earnings per share multiples were, respectively, Chemical Financial Corporation (24.8x) and Flagstar Bancorp, Inc. (10.6x). The financial institutions in the Astoria Peer Group with the high and low price/2017 estimated earnings per share multiples were, respectively, United Bankshares, Inc. (21.6x) and Flagstar Bancorp, Inc. (12.7x). The financial institutions in the Astoria Peer Group with the high and low price/2018 estimated earnings per share multiples were, respectively, United Bankshares, Inc. (19.7x) and Flagstar Bancorp, Inc. (11.0x).

Under the heading "Opinion of Sandler O'Neill & Partners, L.P.," the following disclosure supplements the subsection captioned "Sterling Comparable Company Analysis" on page 79 of the Joint Proxy Statement/Prospectus.

The financial institutions in the Sterling Peer Group with the high and low price/tangible book value percentages were, respectively, Western Alliance Bancorporation (342%) and Flagstar Bancorp, Inc. (120%). The financial institutions in the Sterling Peer Group with the high and low price/LTM earnings per share multiples were, respectively, Astoria (30.0x) and Flagstar Bancorp, Inc. (10.6x). The financial institutions in the Sterling Peer Group with the high and low price/2017 estimated earnings per share multiples were, respectively, Astoria (33.9x) and Flagstar Bancorp, Inc. (12.7x). The financial institutions in the Sterling Peer Group with the high and low price/2018 estimated earnings per share multiples were, respectively, Astoria (32.1x) and Flagstar Bancorp, Inc. (11.0x).

Under the heading "Opinion of Sandler O'Neill & Partners, L.P.," the following disclosure supplements the subsection captioned "Selected Transactions Analysis" on page 80 of the Joint Proxy Statement/Prospectus.

The transactions in the Precedent Transactions with the high and low transaction price/LTM earnings per share multiples were, respectively, the Bank of the Ozarks Inc./Community & Southern Holdings Inc. transaction (47.4x) and the CIT Group Inc./IMB HoldCo LLC transaction (13.7x). The transactions in the Precedent Transactions with the high and low transaction price/median analyst estimated earnings per share multiples were, respectively, the Sterling Bancorp/Hudson Valley Holding Corp. transaction (44.0x) and the Chemical Financial Corp./Talmer Bancorp Inc. transaction (13.1x). The transactions in the Precedent Transactions with the high and low transaction price/tangible book value per share percentages were, respectively, the Columbia Banking System Inc./Pacific Continental Corp. transaction (313%) and the CIT Group Inc./IMB HoldCo LLC transaction (102%). The transactions in the Precedent Transactions with the high and low core deposit premiums were, respectively, the BBCN Bancorp Inc./Wilshire Bancorp Inc. transaction (22.9%) and the CIT Group Inc./IMB HoldCo LLC transaction (0.8%). The transactions in the Precedent Transactions with the high and low 1-month market premiums were, respectively, the Sterling Bancorp/Hudson Valley Holding Corp. transaction (45.8%) and the Chemical Financial Corp./Talmer Bancorp Inc. transaction (1-month market discount of 9.1%).

Under the heading "Opinion of Sandler O'Neill & Partners, L.P.," the following disclosure supplements the subsection captioned "Net Present Value Analysis" on page 81 of the Joint Proxy Statement/Prospectus by delete the first paragraph and replacing it with the following:

Sandler O'Neill performed an analysis that estimated the net present value per share of Astoria's common stock, assuming Astoria performed in accordance with internal earnings per share projections for the years ending December 31, 2017 and December 31, 2018 and earnings per share estimates for the years ending December 31, 2019, December 31, 2020 and December 31, 2021 calculated from an estimated long-term annual earnings per share growth rate, based on guidance from the senior management of Astoria, and assuming, based on guidance from the senior management of Astoria, potential future dividends during the years ending December 31, 2017, December 31, 2018, December 31, 2019, December 31, 2020 and December 31, 2021 in accordance with Astoria's then-current dividend policy. To approximate the terminal value of Astoria common stock at December 31, 2021, Sandler O'Neill applied selected price to 2021 earnings multiples ranging from 12.0x to 22.0x and selected multiples of December 31, 2021 tangible book value ranging from 120% to 320%. The terminal values and potential future dividends during the years ending December 31, 2017, December 31, 2018, December 31, 2019, December 31, 2020 and December 31, 2021 were then discounted to present values using different discount rates ranging from 7.0% to 10.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Astoria common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Astoria common stock of $8.58 to $17.45 when applying multiples of earnings and $13.63 to $40.52 when applying multiples of tangible book value.

Under the heading "Opinion of Sandler O'Neill & Partners, L.P.," the following disclosure supplements the subsection captioned "Pro Forma Merger Analysis" on page 83 of the Joint Proxy Statement/Prospectus by deleting the last two lines of the first paragraph and replacing them with the following:

The analysis indicated that the merger could be accretive to Sterling's earnings per share (excluding one-time transaction costs and expenses) in the years ending December 31, 2018 and December 31, 2019 by 8.8% and 16.4%, respectively, and accretive to Sterling's estimated tangible book value per share at closing by 12.1% and at December 31, 2018 and December 31, 2019 by 12.3% and 13.6%, respectively. This analysis also indicated that, based on Sterling's projected pro forma financial results attributable to a share of Astoria common stock using the merger exchange ratio of 0.875x, the merger could be accretive relative to Astoria's earnings per share in the years ending December 31, 2018 and December 31, 2019 by 149.5% and 165.9%, respectively, and dilutive relative to Astoria's estimated tangible book value per share at closing by 36.6% and at December 31, 2018 and December 31, 2019 by 29.7% and 22.2%, respectively.